As filed with the Securities and Exchange Commission on February ___, 1996
                                                Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            WINLAND ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

       Minnesota                                           41-0992135
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                                1950 Excel Drive
                            Mankato, Minnesota 56001
                                 (507) 625-7231
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 W. KIRK HANKINS
         President, Chief Executive Officer and Chief Financial Officer
                            Winland Electronics, Inc.
                                1950 Excel Drive
                            Mankato, Minnesota 56001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                 ROBERT K. RANUM
                            Fredrikson & Byron, P.A.
               1100 International Centre, 900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7067


 Approximate date of commencement of proposed sale to the public:
      From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

                                          CALCULATION OF REGISTRATION FEE

                                   Amount                         Aggregate    Amount of
Title of Each Class of             to be        Offering Price    Offering     Registration
Securities to be Registered        Registered   Per Unit(1)       Price        Fee

Common Stock to be offered         607,000
by Selling Shareholders            Shares       $2.25             $1,365,750   $470.95


(1) For purposes of calculating the registration fee pursuant to Rule 457(b) under the Securities Act of 1933, such amount is based upon the average of the high and low sales prices of registrant's Common Stock on January 30, 1996.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                            Winland Electronics, Inc.

                         607,000 Shares of Common Stock

         This Prospectus relates to the offer and sale by certain persons (collectively, the "Selling Shareholders") of up to 607,000 shares of Common Stock (the "Shares"), $.01 par value, of Winland Electronics, Inc., a Minnesota corporation (the "Company"), including 570,000 Shares issued in connection with a private offering completed on March 13, 1995 (the "Private Placement") and 37,000 Shares issuable upon the exercise of warrants issued to the selling agent in with the Private Placement. The Selling Shareholders may offer their Shares from time to time through or to brokers or dealers in the over-the-counter market at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Shareholders. (See "Plan of Distribution"). The Company will not receive any proceeds from sales of Shares by the Selling Shareholders.

         The Company will bear all expenses of the offering (estimated to be $9,571), except that the Selling Shareholders will pay any applicable underwriter's commissions and expenses, brokerage fees or transfer taxes, as well as any fees and disbursements of counsel and experts for the Selling Shareholders.

         The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "WLET." The closing bid price of the Company's Common Stock on January 30, 1996, as reported by the Nasdaq SmallCap Market, was $2.25 per share.





                FOR INFORMATION CONCERNING CERTAIN RISKS RELATING
             TO THIS OFFERING SEE "RISK FACTORS" BEGINNING ON PAGE 4



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is February ___, 1996.

         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Commission's regional offices in New York (75 Park Place, New York, New York 10007) and Chicago (500 West Madison, Suite 1400, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. For further information with respect to the Company and such securities, reference is made to such Registration Statement and to the exhibits thereto. Any statement contained or incorporated by reference herein concerning the provisions of any document is qualified in its entirety by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995.

     3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995.

     4. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995.

     5.   The Company's Current Report on Form 8-K dated January 19, 1995.

     6. The description of the Company's Common Stock, $.01 par value, which is incorporated by reference from the Company's Registration Statement on Form S-4, File No. 33-31246, filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide without charge to each person, including any beneficial owner to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to W. Kirk Hankins, President, Winland Electronics, Inc., 1950 Excel Drive, Mankato, Minnesota 56001, telephone (507) 625-7231.

                                   THE COMPANY

         Winland Electronics, Inc., a Minnesota corporation (the "Company"), is the issuer of the Shares offered hereby. The Company's principal executive offices are located at 1950 Excel Drive, Mankato, Minnesota 56001, and its telephone number is (507) 625-7231. The Company designs, produces and distributes electronic and electromechanical products. The Company provides contract design and manufacturing services, including product design, production engineering, purchasing production, quality control, warehousing, shipping and repair services. In addition, the Company is a supplier of simple mechanical and sophisticated microprocessor controlled sensors and alarms to monitor and detect environmental hazards such as unfavorable temperatures, improper humidity, water leakages and power failures.


                                  RISK FACTORS

         Prospective investors should carefully consider the following risk factors.

     1. Dependence on Key Customers. During fiscal year ended December 31, 1994, 73% of the Company's revenues were derived from contract design and manufacturing services for four customers, Johnson Fishing, Inc. ("Johnson"), Scotsman Industries, Inc. ("Scotsman"), CIC Systems, Inc. ("CIC") and American Harvest, Inc. ("American Harvest"). Johnson, Scotsman, CIC and American Harvest accounted for 12%, 12%, 29% and 20%, respectively, of the Company's revenues for 1994. The Company is not the exclusive contract manufacturer for Johnson, Scotsman or American Harvest. Although the Company currently serves as the only manufacturer for CIC, it does not have an agreement with CIC which guarantees exclusivity to the Company. There is no assurance that the Company will continue to be engaged to manufacture products for Johnson, Scotsman, CIC or American Harvest. Competition from other manufacturers, decreased demand for the product to be manufactured or other circumstances having an adverse impact upon the business of Johnson, Scotsman or CIC may result in decreased orders from these key customers.

     2. Construction of New Building. The Company moved its operations to a newly constructed building in February 1995. In connection with the transfer of its operations to the new facility, the Company incurred $2,500,000 of additional indebtedness related to the building, which has significantly increased the Company's debt burden. The Company believes that the additional manufacturing capacity provided by the new building will enable the Company to increase revenues sufficiently to offset the increased debt expenses. There is, however, no assurance that the Company will be able to increase revenues rapidly enough and to a level sufficient to avoid any decrease in profitability. The move to new facilities may therefore have an adverse effect on the Company's results of operations.

     3. Competition. The Company competes with numerous independent contract design and manufacturing firms in the United States and abroad and with the manufacturing divisions of potential customers. The Company's ability to compete successfully in this industry depends upon the price at which the Company is willing to manufacture a proposed product and the quality of the Company's design and manufacturing services. In the contract design and manufacturing industry, barriers to entry are relatively low, and the industry is highly competitive. Competitors of the Company include established companies with substantially greater financial and personnel resources and larger and more experienced marketing and service organizations. Although the Company currently has what it believes is a good relationship with its key customers, there is no assurance that the Company will not lose these customers to competitors who are able to offer lower prices and higher quality standards than those offered by the Company. The Company also competes with other manufacturers of security products, many of whom have greater financial resources and product reputations, in the highly competitive security products industry. This industry is marked by rapid technological change and the Company could be adversely affected by competitors' introduction of products which are technologically superior to the Company's products.

     4. Dependence on Key Personnel. The operations and success of the Company depend upon the experience and knowledge of W. Kirk Hankins, the Company's President and Chief Executive Officer, and Lorin E. Krueger, the Company's Senior Vice President of Operations. The Company currently has an employment agreement with each of Mr. Hankins and Mr. Krueger, which agreements expire on December 31, 1997. The loss of either Mr. Hankins or Mr. Krueger would have a material adverse effect on the Company.


                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     Set forth below are the names of the Selling Shareholders, their relationships to the Company, the number of shares of Common Stock of the Company beneficially owned by each of them as of January 31, 1996, the number of shares offered hereby and the percentage of the outstanding Common Stock to be owned if all the shares registered hereunder are sold by the Selling Shareholders. The shares offered hereby shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of any of the Selling Shareholders listed below, provided that this prospectus is amended or supplemented if required by applicable law.


                                                                                           Percentage of
                                     Number of Shares           Number of Shares           Shares Owned After
Name                                 Beneficially Owned         Offered Hereby             Sale of Shares

Patricia Avondolio                         5,000                     5,000                    *

Mark G. Allbaugh and                      15,000                    15,000                    *
Florence B. Allbaugh
JTWROS

Charles W. Anchors, Jr.                    5,000                     5,000                    *

Bruce C. Barber (1)                      186,993(2)(4)             156,993(2)(4)              1.1%

Charles E. Belcher and                     5,000                     5,000                    *
Sharon L. Belcher JTWROS

Josephus Billett Jr.                       5,000                     5,000                    *

Barry J. Booth and Suellen                 5,000                     5,000                    *
G. Booth JTWROS

Orna Bouskila and Shimon                   5,000                     5,000                    *
Bouskila JTWROS

Maguy F. Bronson (3)                       5,000                     5,000                    *

Peter D. Bronson (3)                       5,000                     5,000                    *

Steven N. Bronson (1)                    408,920(4)(5)             285,920(4)(5)              5.6%

C. G. Chase Construction                   5,000                     5,000                    *
Co.

Stuart Crampton and Susan                  5,000                     5,000                    *
Crampton JTWROS

Ronald A. David and Dona                   5,000                     5,000                    *
C. David, Tenants by the
Entireties

Bruce Colin Detweiler (3)                  5,000                     5,000                    *

Paul R. Dickey (3)                        10,000                    10,000                    *

Eric R. Elliott (1)(3)                   160,687(4)(6)             154,087(4)(6)              *

Diane K. Fasel (3)                         5,000                     5,000                    *

Frank J. Fragomeni and                     5,000                     5,000                    *
Shirlie Fragomeni JTWROS

Gail E. Giboney and Robert                 5,000                     5,000                    *
L. Giboney JTWROS

Irwin Gruverman                            5,000                     5,000                    *

Thomas J. Hanford                          5,000                     5,000                    *

Reeve Hankins and JoAnne                  30,000                    30,000                    *
Hankins JTWROS

Lawrence O. Harjehausen,                   5,000                     5,000                    *
Trustee, Lawrence O.
Harjehausen Rev Tr dtd 7/19/89

Hayden H. Harris                           5,000                     5,000                    *

Barry H. Hellman, TTEE,                    5,000                     5,000                    *
Barry H. Hellman
Retirement Plan

Andrew Higgins                             5,000                     5,000                    *

Steven L. Johns and Sandra                 5,000                     5,000                    *
S. Johns JTWROS

Vijay Khanchandani and                     5,000                     5,000                    *
Manjeeta Khanchandani JTWROS

Gayla Sue Levin                            5,000                     5,000                    *

Eric P. Littman and Jayne                  5,000                     5,000                    *
Littman JTWROS

Private Opportunity Partners, Ltd.       110,000                   110,000                    *

Ronald T. Rolley                           5,000                     5,000                    *

James E. Schwartz and                      5,000                     5,000                    *
Janice Schwartz JTWROS

Yehuda Shechter                            5,000                     5,000                    *

Adit Shechter                              5,000                     5,000                    *

Haguy Shecter                              5,000                     5,000                    *

Harvey M. Soldan and Ingrid                5,000                     5,000                    *
E. Soldan JTWROS

Stamine N.V.                               5,000                     5,000                    *

Jon R. Thomas                             10,000                    10,000                    *

Michael E. Zimmerman and                   5,000                     5,000                    *
Robyne H. Zimmerman JTWROS


---------------------

(1) Bruce C. Barber, Steven N. Bronson and Eric R. Elliott are affiliates of Barber and Bronson Incorporated, the agent in the private placement of Common Stock completed by the Company on March 13, 1995. All of the Selling Shareholders listed above acquired their shares in connection with such private placement. Before the sale of any of his shares pursuant to this offering, Steven N. Bronson beneficially owned approximately 11.4% of the Company's outstanding Common Stock and, therefore, may be deemed to be an affiliate of the Company.

(2) Includes 6,660 shares which may be acquired by Mr. Barber upon exercise of a warrant.

(3) Person holds some or all of the shares in an Individual Retirement Account through Kemper Clearing Corp.

(4) Includes 110,000 shares owned of record by Private Opportunity Partners, Ltd., the general partner of which is B & B Management, Inc., of which Messrs. Barber, Bronson and Elliot are principals; with respect to such shares, Messrs. Barber, Bronson and Elliot disclaim beneficial ownership.

(5) Includes 28,212 shares which may be acquired by Mr. Bronson upon exercise of a warrant.

(6) Includes 2,128 shares which may be acquired by Mr. Elliott upon exercise of a warrant.


                              PLAN OF DISTRIBUTION

     The Selling Shareholders have advised the Company that all or a portion of the Shares offered by the Selling Shareholders hereby may be sold from time to time by the Selling Shareholders or, after amendment or supplement of this prospectus, if required by law, by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following means: (a) ordinary brokerage or market making transactions and transactions in which the broker or dealer solicits purchasers;
(b) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (c) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this Prospectus. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


         The estimated expenses in connection with this offering are as follows:

         Securities and Exchange Commission
           Filing Fee...................................................$   471
         Printing and Engraving Fees and Expenses...........................500*
         Legal Fees and Expenses..........................................7,500*
         Accounting Fees and Expenses.....................................1,000*
         Miscellaneous...................................................   500*
         Total Expenses.................................................$ 9,971*

*Estimated


Item 15.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person, against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions, acted in good faith, received no improper personal benefit and Section 302A.255 (which pertains to director conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by person in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

         Section 302A.251 permits Minnesota corporations to amend their Articles of Incorporation to limit or eliminate personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty; however, Section 302A.251 forbids any limitation or elimination of director liability for (i) a breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) corporate distributions which are either illegal or in contravention of restrictions in the Articles, Bylaws or any agreement to which the corporation is a party,

(iv) violations of Minnesota securities laws, (v) any transaction from which the director derived an improper personal benefit, or (vi) any act or omission occurring prior to the effective date of the provision in the corporation's Articles eliminating or limiting liability.


Item 16.  Exhibits.

Exhibit No.    Document

     4.1 Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company's Form 10-KSB for the year ended December 31, 1994).

     4.2 Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, File Number 33-31246).

     5    Opinion and Consent of Fredrikson & Byron, P.A.

     23.1 Consent of Ahern Montag & Vogler, Ltd.

     23.2 Consent of Fredrikson & Byron, P.A. - included in their opinion filed as Exhibit 5.

     24   Power  of  attorney   from  certain   directors  and  officers  -  see
          "Signatures" on page II-4.


Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mankato, State of Minnesota, on the 5th day of February, 1996.

                            WINLAND ELECTRONICS, INC.



                             By /s/ W. Kirk Hankins
                                 W. Kirk Hankins
                                 President, Chief Executive Officer and
                                 Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                               (Power of Attorney)


         Each person whose signature appears below constitutes and appoints W. Kirk Hankins and Lorin E. Krueger his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement on Form S-3 of Winland Electronics, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and for all intent and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                          Title                              Date


/s/ W. Kirk Hankins      President, Chief Executive            February 5, 1996
W. Kirk Hankins          Officer, Chief Financial Officer
                         and Director (Principal Executive
                         Officer and Principal Financial
                         and Accounting Officer)


/s/ Lorin E. Krueger     Senior Vice President of              February 5, 1996
Lorin E. Krueger         Operations and Director


/s/ Swen Farland         Director                              February 5, 1996
Swen Farland


/s/ S. Robert Dessalet   Director                              February 5, 1996
S. Robert Dessalet


/s/ Kirk P. Hankins      Vice President of Marketing           February 5, 1996
Kirk P. Hankins          and Director


/s/ Thomas J. dePetra    Director                              February 5, 1996
Thomas J. dePetra

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS
                                       to
                         Form S-3 Registration Statement


                            Winland Electronics, Inc.
             (Exact name of Registrant as specified in its charter)



                                      INDEX
Exhibit

 4.1     The Registrant's Articles of Incorporation, as amended
         (Incorporated by reference to Exhibit 3.1 to the Company's Form 10-KSB for the year ended December 31, 1994)

 4.2     The Registrant's Bylaws (Incorporated by reference to
         Exhibit 3.2 to the Company's Registration Statement on
         Form S-4, File Number 33-31246)

 5       Opinion and consent of Fredrikson & Byron, P.A.

23.1     Consent of Ahern Montag & Vogler, Ltd.

23.2     Consent of Fredrikson & Byron, P.A. (See Exhibit 5)

24 Power of attorney from directors (Included in signature page of this Registration Statement)



---------------
*        Incorporated by reference.